Exhibit 99.1

CORIUM REPORTS FIRST QUARTER FISCAL 2015 FINANCIAL RESULTS

MENLO PARK, Calif., February 10, 2015 (GLOBE NEWSWIRE) — Corium International, Inc. (Nasdaq: CORI), a commercial-stage biopharmaceutical company focused on the development, manufacture and commercialization of specialty transdermal products, today announced unaudited financial results from operations for the first fiscal quarter ended December 31, 2014. Corium’s fiscal years end on September 30.

“During the quarter, we continued to advance our proprietary pipeline of transdermal product candidates through key phases of development,” said Peter Staple, Corium’s President and Chief Executive Officer.  “We have scaled up MicroCor production to support the development of new products based on this technology platform, including the Phase 2a clinical study of MicroCor PTH(1-34) for osteoporosis.  Our “first-in-patch” programs in Alzheimer’s disease and Parkinson’s disease are on track to enter human clinical trials this year. We are also supporting several partnered programs as they advance towards important clinical milestones, including our ongoing support of Agile Therapeutics’ confirmatory Phase 3 study of the Twirla contraceptive patch.”

Corium reported total revenues in the first quarter of fiscal 2015 of $9.8 million, compared with $10.5 million in the first quarter of fiscal 2014. The reduction in total revenues primarily reflects anticipated declines in product revenues from Clonidine TDS (marketed by Teva Pharmaceuticals) and Fentanyl TDS (marketed by Par Pharmaceutical), partially offset by an increase in sales of Crest Whitestrips to Procter & Gamble as well as an increase in contract research and development revenues from co-development programs and partner-funded programs.

Total research and development (R&D) expenses in the first quarter of fiscal 2015 were $7.9 million, compared with $4.4 million in the first quarter of fiscal 2014. The increase in total R&D expenses primarily reflects Corium’s increased investment in its proprietary product programs, as well as increased investment in co-development programs in which all development costs are shared equally with the partner.

General and administrative (G&A) expenses in the first quarter of fiscal 2015 were $2.7 million, compared with $1.8 million in the first quarter of fiscal 2014. The increase in G&A was primarily attributable to higher expenses due to the award of stock-based compensation and increased activities associated with becoming a public company.

Corium reported a net loss for the first quarter of fiscal 2015 of $6.8 million, or $0.37 per share on a fully-diluted basis, compared with a net loss of $2.1 million, or $0.94 per share on a fully-diluted basis, in the first quarter of fiscal 2014. The loss per share in the first quarter of fiscal 2014 was impacted by the use of a significantly smaller number of average shares outstanding prior to the IPO, and does not reflect the earnings or losses per share that will occur with Corium’s post-IPO capital structure.

Cash, cash equivalents and available-for-sale securities as of December 31, 2014 were $39.9 million.

Conference Call and Webcast Details

Corium will host a conference call today at 5 p.m. EST to discuss the financial results for the first fiscal quarter ended December 31, 2014. Investors and analysts can access the call toll-free by dialing 844-831-3024 (United States) or +1 315-625-6887 (international). The conference ID # is 76995141. The conference call will also be available via a live audio webcast on the Investors section of Corium’s website at http://ir.coriumgroup.com/events.cfm. Please access the website 10 minutes prior to the start of the call to ensure adequate time for any software downloads that may be necessary. A replay of the conference call will be available for two weeks and may be accessed by dialing toll-free 855-859-2056 (United States) or +1 404-537-3406 (international) and entering the conference ID # 76995141 or by visiting Corium’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy, debt financing,  clinical trial timing and plans, the achievement of clinical and commercial milestones, and the advancement of our technologies and our proprietary and partnered products and product candidates. Forward-looking statements are based on management’s current expectations and projections and are subject to risks and uncertainties, which may cause Corium’s actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect Corium’s business and its financial results are detailed in Corium’s Annual Report on Form 10-K for the year ended September 30, 2014, filed with the Securities and Exchange Commission on December 15, 2014, and other reports as filed from time to time with the Securities and Exchange Commission. Corium undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

About Corium

Corium International, Inc. is a commercial-stage biopharmaceutical company focused on the development, manufacture and commercialization of specialty pharmaceutical products that leverage the company’s advanced transdermal and transmucosal delivery systems. Corium has developed and is the sole commercial manufacturer of six prescription drug and consumer products with partners Teva Pharmaceuticals, Par Pharmaceutical and Procter & Gamble. The company has two proprietary transdermal platforms: Corplex™ for small molecules and MicroCor®, a biodegradable microstructure technology for small molecules and biologics, including vaccines, peptides and proteins. The company’s late-stage pipeline includes a contraceptive patch co-developed with Agile Therapeutics that is currently in Phase 3 trials, and additional transdermal products that are being co-developed with Teva. Corium has multiple proprietary programs in preclinical and clinical development for the treatment of osteoporosis and neurological disorders. For further information, please visit www.coriumgroup.com.

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Investor and Media Contact:

Karen L. Bergman

BCC Partners

kbergman@bccpartners.com

(650) 575-1509

CORIUM INTERNATIONAL, INC.
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,
	2014	2013
Revenues:
Product revenues	$6,539	$8,100
Contract research and development revenues	2,930	2,064
Other revenues	297	304
Total revenues	9,766	10,468
Costs and operating expenses:
Cost of product revenues	4,087	5,229
Cost of contract research and development revenues	3,717	3,537
Research and development expenses	4,197	861
General and administrative expenses	2,687	1,810
Amortization of intangible assets	161	130
(Gain) / Loss on disposal and sale and leaseback of equipment	7	(37)
Total costs and operating expenses	14,856	11,530
Loss from operations	(5,090)	(1,062)
Interest income	2	2
Interest expense	(1,669)	(2,024)
Change in fair value of preferred stock warrant liability	—	(43)
Change in fair value of subordinated note embedded derivative liability	—	1,029
Loss before income taxes	(6,757)	(2,098)
Income tax expense	2	—
Net loss and comprehensive loss	$(6,759)	$(2,098)
Net loss and comprehensive loss	$(6,759)	$(2,098)
Net loss per share attributable to common stockholders, basic and diluted	$(0.37)	$(0.94)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	18,034,689	2,229,852

CORIUM INTERNATIONAL, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share amounts)

(Unaudited)

	As of December 31, 2014	As of September 30, 2014

ASSETS
Current assets:
Cash and cash equivalents	$39,937	$36,395
Accounts receivable	4,062	4,168
Unbilled accounts receivable	1,234	1,385
Inventories, net	3,466	2,592
Prepaid expenses and other current assets	984	1,292
Total current assets	49,683	45,832
Property and equipment, net	12,272	12,658
Debt financing costs, net	677	571
Intangible assets, net	6,720	6,683
TOTAL ASSETS	$69,352	$65,744
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,437	$2,512
Accrued expenses and other current liabilities	2,479	4,008
Long-term debt, current portion	53	107
Capital lease obligations, current portion	771	760
Recall liability, current portion	800	774
Deferred contract revenues, current portion	304	301
Total current liabilities	7,844	8,462
Long-term debt, net of current portion	48,564	38,155
Capital lease obligations, net of current portion	694	891
Recall liability, net of current portion	2,714	2,936
Deferred contract revenues, net of current portion	3,500	3,500
Total liabilities	63,316	53,944
Stockholders’ equity:
Common stock	18	18
Additional paid-in capital	115,112	114,117
Accumulated deficit	(109,094)	(102,335)
Total stockholders’ equity	6,036	11,800
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$69,352	$65,744